UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2006

TECTONIC NETWORK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	033-36198	22-3038309
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6621 Bay Circle

Suite 170

Norcross, GA 30071-1250

(Address of Principal

Executive Offices)

404-733-5781

(Registrant's telephone number, including area code)

1825 Barrett Lakes Blvd., Suite 260

Kennesaw, Georgia 30144

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 22, 2006, Tectonic Network, Inc. and its affiliated debtors and debtors-in-possession ("Tectonic" or the "Company") filed their First Amended Joint Plan of Reorganization (the "First Amended Plan") and First Amended Disclosure Statement with Regard to Chapter 11 Plan of Reorganization (“First Amended Disclosure Statement”) with the United States Bankruptcy Court for the Northern District of Georgia (the "Court"). The First Amended Plan proposes to cancel all existing equity interests such that existing equity holders will not receive anything on account of their equity interests. A copy of the First Amended Disclosure Statement is attached hereto as Exhibit 99.1. A copy of the First Amended Plan is attached to the First Amended Disclosure Statement as Appendix “A”.

By order entered May 24, 2006, the Court approved the First Amended Disclosure Statement relating to the First Amended Plan and established June 30, 2006 as the deadline for filing objections to confirmation of the First Amended Plan, and July 11, 2006 as the date of the confirmation hearing. A copy of the Order and Notice Approving Disclosure Statement, Scheduling Hearing on Confirmation, and Establishing Deadline for Filing Ballots and Objections to Confirmation is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

99.1   First Amended Disclosure Statement

99.2   Order and Notice Approving Disclosure Statement, Scheduling Hearing on Confirmation, and Establishing Deadline for Filing Ballots and Objections to Confirmation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECTONIC NETWORK, INC.

Date: June 2, 2006	By: /s/ Arol R. Wolford
Arol R. Wolford

President and Chief Executive Officer